Exhibit 99.1

April 30, 2014

Eagle Rock, Regency Certify Substantial Compliance with Second Request; Enter Into Timing Agreement with FTC

HOUSTON and DALLAS—Eagle Rock Energy Partners, L.P. (“Eagle Rock”) (NASDAQ: EROC) and Regency Energy Partners LP (“Regency”) (NYSE: RGP) today announced that both companies have certified substantial compliance with the Federal Trade Commission (“FTC”) in response to its Request for Additional Information and Documentary Material (“Second Request”) regarding the proposed contribution of Eagle Rock’s midstream business to Regency (the “Midstream Business Contribution”).

In order to facilitate the FTC’s review, Eagle Rock and Regency have agreed not to close the proposed transaction before June 30, 2014, unless the FTC first closes its investigation.

On April 29, 2014, Eagle Rock’s common unitholders voted to approve the Midstream Business Contribution. After receiving that approval, all significant closing conditions for the Midstream Business Contribution had been met with the exception of the FTC’s antitrust approval.

About Eagle Rock

Eagle Rock is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil and condensate logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

About Regency

Regency is a growth-oriented, master limited partnership engaged in natural gas gathering and processing, transportation, contract compression and treating, crude oil gathering, water gathering and disposal, natural resource management, and natural gas liquids transportation, fractionation and storage. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

Eagle Rock Additional Information

This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Eagle Rock expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by Eagle Rock based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Eagle Rock. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of Eagle Rock’s hedging activities; Eagle Rock’s ability to retain key customers; Eagle Rock’s ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; Eagle Rock’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Eagle Rock’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. Eagle Rock assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of Eagle Rock’s risk factors, please consult Eagle Rock’s Form 10-K, filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2013, and Eagle Rock’s Forms 10-Q filed with the SEC for subsequent quarters, including Eagle Rock’s Form 10-Q filed for the quarter ended March 31, 2014, when filed, as well as any other public filings, and press releases.

Regency Additional Information

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although Regency believes our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, Regency cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for Regency as well as for producers connected to Regency’s system and its customers, the level of creditworthiness of, and performance by Regency’s counterparties and customers, Regency’s ability to access capital to fund organic growth projects and acquisitions, and Regency’s ability to obtain debt and equity financing on satisfactory terms, Regency’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in Regency’s transactions, changes in commodity prices, interest rates, and demand for Regency’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, Regency’s ability to obtain required approvals for construction or modernization of Regency’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by Regency with the SEC, which are available to the public. Regency undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Regency Energy Partners LP

Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203

Senior Vice President and Chief Financial Officer

or

Regency Energy Partners LP

Investor Relations:

Regency Energy Partners

Lyndsay Hannah, 214-840-5477

Manager, Finance & Investor Relations

ir@regencygas.com

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

vicki@granadopr.com

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